Exhibit 24(a)

AMERICAN EXPRESS COMPANY

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Laureen E. Seeger and Kristina V. Fink, severally, each with full power to act alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, a registration statement covering primary and secondary offerings of debt securities, preferred shares, depositary shares, common shares,warrants, units and guarantees of American Express Company and any and all amendments (including without limitation, post-effective amendments) to such registration statement, and to file such registration statement with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable American Express Company to comply with the Securities Act of 1933, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

This Power of Attorney may be executed in counterparts.

/s/ Stephen J. Squeri	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2021
Stephen J. Squeri

/s/ Jeffrey C. Campbell	Chief Financial Officer (Principal Financial Officer)	February 12, 2021
Jeffrey C. Campbell

/s/ Jessica Lieberman Quinn	Executive Vice President and Corporate Controller (Principal Accounting Officer)	February 12, 2021
Jessica Lieberman Quinn

/s/ Thomas J. Baltimore, Jr.	Director	February 12, 2021
Thomas J. Baltimore, Jr.

/s/ Charlene Barshefsky	Director	February 12, 2021
Charlene Barshefsky

/s/ John J. Brennan	Director	February 12, 2021
John J. Brennan

/s/ Peter Chernin	Director	February 12, 2021
Peter Chernin

/s/ Ralph De La Vega	Director	February 12, 2021
Ralph De La Vega

/s/ Anne Lauvergeon	Director	February 12, 2021
Anne Lauvergeon

/s/ Michael O. Leavitt	Director	February 12, 2021
Michael O. Leavitt

/s/ Theodore J. Leonsis	Director	February 12, 2021
Theodore J. Leonsis

/s/ Karen L. Parkhill	Director	February 12, 2021
Karen L. Parkhill

/s/ Charles E. Phillips, Jr.	Director	February 12, 2021
Charles E. Phillips, Jr.

/s/ Lynn A. Pike	Director	February 12, 2021
Lynn A. Pike

/s/ Daniel L. Vasella	Director	February 12, 2021
Daniel L. Vasella

/s/ Ronald A. Williams	Director	February 12, 2021
Ronald A. Williams

/s/ Christopher D. Young	Director	February 12, 2021
Christopher D. Young